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                                                                  EXHIBIT 10.11

                          INVERESK RESEARCH GROUP, INC.
                             2002 STOCK OPTION PLAN

                                  OPTION AWARD

     OPTION AWARD made by Inveresk Research Group, Inc., a Delaware corporation (the "Company") in favor of the person named on the signature page hereof (the "Optionee") pursuant to the Inveresk Research Group, Inc. 2002 Stock Option Plan (the "Plan") (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan);

     1.   GRANT OF STOCK OPTION.

     The Company hereby grants the Optionee an option (the "Option") to purchase the number of shares of Common Stock set forth on the signature page of this document, on the terms and subject to the conditions set forth in this Award and the Plan.

     2.   OPTION PRICE.

     The Option Price per Share shall be as set forth on the signature page of this document.

     3.   INITIAL EXERCISABILITY.

     Unless otherwise provided on an annex to this Option Award, subject to paragraph 5 below, the Option, to the extent that there has been no termination of the Optionee's employment or other service with the Company and the Option has not otherwise expired or been forfeited, shall become exercisable one year after the date of grant of the Option, at which time up to one-third of the Shares covered by the Option may be acquired upon exercise. On each of the second and third anniversaries of issuance, the Option shall become exercisable as to an additional one-third of the underlying Shares.

     4.   EXERCISABILITY UPON AND AFTER TERMINATION OF OPTIONEE.

     (a) If the Optionee's employment or other service with the Company and its Subsidiaries is terminated other than by (i) voluntary resignation of the Optionee, (ii) termination by the Company for Cause, or (iii) termination by reason of death, Retirement or Disability, no exercise of the Option may occur after the expiration of the three-month period following the termination, or if earlier, the expiration of the term of the Option as provided under paragraph 5 below.

     (b) If the Optionee's employment or other service with the Company and its Subsidiaries terminates due to the death, Retirement or Disability of the Optionee, the Option may be exercised until the earlier of (i) one year from the date of termination of the employment or other service of the Optionee, or (ii) the date on which the term of the Option expires as provided under paragraph 5 below.

     (c) Notwithstanding any other provision of this Option Award, if (i) the Optionee's employment or other service is terminated by the Company or a Subsidiary for Cause or (ii) the Optionee terminates employment with the Company and its Subsidiaries other than by reason of death, Retirement or Disability, the Option, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

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     (d)  No Option (or portion thereof) which had not become exercisable at the time of termination of employment shall ever be or become exercisable. No provision of this paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable at the time of termination of employment.

     5.   TERM.

     Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Option Award, expire in its entirety upon the tenth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

     6.   CONDITIONS TO EXERCISE.

     Any purported exercise of this Option shall only be treated as a valid exercise of this Option if either: (a) a check made payable to the Optionee's employer for an aggregate amount equal to all taxation and/or social security or medicare contributions (if not previously paid by the Optionee or deducted from the Optionee's remuneration), which the Optionee's employer may be required to pay under Canadian, provincial or local legislation in respect of the relevant exercise of this Option and in respect of the grant of this Option, either accompanies the relevant notice of exercise or is received by the Optionee's employer within three days following the receipt of the relevant notice of exercise and such check is cleared through the Optionee's bank account within seven days following its presentation by the Optionee's employer; or (b) arrangements satisfactory to the Optionee's employer have been made for the payment in cleared funds by the Optionee to the Optionee's employer within 30 days of the relevant exercise of this Option of an amount equal to all taxation and/or social secuirty or medicare contributions (if not previously paid by the Optionee or deducted from the Optionee's remuneration) which the Optionee's employer may be required to pay under Canadian, provincial or local legislation in respect of the relevant exercise of this Option and in respect of the grant of this Option.

     7.   MISCELLANEOUS.

     (a) THIS OPTION AWARD SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Option Award are not part of the provisions hereof and shall have no force or effect. This Option Award may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Option Award shall not affect the validity or enforceability of any other provision of this Option Award.

     (b) The Committee may make such rules and regulations and establish such procedures for the administration of this Option Award as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Option Award, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Option Award or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Option Award, the decision of the Committee shall be final and binding upon all persons.

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     (c)  All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Chief Financial Officer; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 7(c).

     (d) The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Option Award or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Option Award or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Option Award or the Plan.

     (e) The Optionee agrees that, at the request of the Committee, the Optionee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered (or, if applicable, qualified) for sale under the Securities Act and any other applicable laws of any of the provinces or territories of Canada or if there is an available exemption for such disposition under the Securities Act and any other applicable laws of any of the provinces or territories of Canada. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.

     (f) Nothing in this Option Award shall confer on the Optionee any right to continue in the employ or service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the Optionee's employment or service at any time.

     (g) This Option Award and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.


     IN WITNESS WHEREOF, the Company has caused this Option Award to be duly executed.


                                             INVERESK RESEARCH GROUP, INC.



                                             By:

                                             Name:   Walter S Nimmo

                                             Title:     Chief Executive Officer


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                                   OPTION DATA


Name of Optionee:

Number of shares covered by the Option:

Exercise Price:                          per share

Date:




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